(GRAPHIC OF THE SEAL
OF THE STATE OF NC)
NORTH CAROLINA
Department of The Secretary of State

To all whom these presents shall come, Greetings:
I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of
CERTIFICATE OF LIMITED PARTNERSHIP INCLUDING REGISTRATION
AS A LIMITED LIABILITY LIMITED PARTNERSHIP
OF
TRIANGLE MEZZANINE FUND LLLP
the original of which was filed in this office on the 14th day of August, 2002.

(GRAPHIC OF THE SEAL
OF THE STATE OF NC)
Certification# 86348246-1 Reference# 8486888- Page: 1 of 3
Verify this certificate online at www.secretary.state.nc.us/verification
IN WITNESS WHEREOF, I have hereunto set
my hand and affixed my official seal at the City
of Raleigh, this 20th day of February, 2007.
/s/ Elaine F. Marshall
                    Secretary of State

SOSID: 641878
Date Filed: 8/14/2002 3:26 PM
Effective: 8/15/2002
Elaine F. Marshall
North Carolina Secretary of State
CERTIFICATE OF DOMESTIC LIMITED PARTNERSHIP
(INCLUDING APPLICATION FOR REGISTRATION
AS LIMITED LIABILITY LIMITED PARTNERSHIP)
     Pursuant to §59-201 and 59-210 of the General Statutes of North Carolina, the undersigned hereby submits this Certificate of Domestic Limited Partnership and applies for registration of the limited partnership as a limited liability limited partnership.
     1. Name. The name of the partnership is:
TRIANGLE MEZZANINE FUND LLLP
     2. Registered Agent. Name of registered agent: Garland S. Tucker, III
     3. Registered Office. Address ofxegistered office and place where records referred to in G.S., 59-106 are kept:
Number and Street: 3600 Glenwood Avenue, Suite 104
City, State, Zip Code: Raleigh, NC 27612 County: Wake
     4. General Partner. The name, and address, including county and city or town, and street and number, if any, of the only general partner are as follows:
Triangle Mezzanine LLC
3600 Glenwood Avenue, Suite 104
Balelgh, NC 27612
Wake Cpunty
     5. Principal Office. The street and mailing address of the partnership’s principal office, and the county in which it is located, are as follows:
3600 Glenwood Avenue, Suite 104
Raleigh, NC 27612
Wake County
     6. Fiscal Year. The fiscal year end of the partnership is December 31.
     7. Purpose. The partnership is being organized to operate as a mezzanine investment company. The partnership will apply to be licensed as s small business investment company under the Small Business Investment Act of 1958, as amended (which, together with the regulations issued by the United States Small Business Administratian (“SBA”) thereunder, are herein referred to as tha “SBIC Act”). If the partnership is licensed as a small business investment company by the SBA, then the partnership’s sole purpose will be to operate as a small business investment company under the SBIC Act, and shall have the powers and responsibilities, and be subject to the limitations, provided in the SBIC Act. Until suoh license ie granted, the partnership may engage in any lawful aotivity for wiich a limited partnership may be organized under the North Carolina Revised Uniform Limited Partnership Act.
     8. Approval of General Partner. So long as the partnership is a licensed small business investment company, no person may serve as a general partner of the partnership without SBA approval.

     9. Provisions Required by the SBA for Issuers of Debentures.
     (a) This Section 9 shall be in effect at any time that the partnership has outstanding Debentures (as defined In the SBIC Act) and shall not be in effect at any time that the partnership does not have outstanding Debentures.
     (b) The provisions of 13 C.F.R. Section 107.1810 are hereby incorporated by reference in this Certificate of Domestic Limited Partnership as if fully set forth herein and shall be deemed to apply to the partnership.
     (c) The partnership hereby consents to the excercise by the SBA of all of the rights of the SBA under 13 C.F.R Section 107.1810(i), and agrees to take all actions which the SBA may require in accordance with 13 C.F.R. Section L07.1gl0(i); SBA’s right* of removal shall be deemed to apply to any manascr, member of tbe management board, or partner of ths partnership,
     (d) Nothing in Section 9 shall be construed to limit the ability or authority of the SBA to exercise its regulatory authority over liie partnership as a licensed small b-UEineeE investment compiny under the SBIC Act,
     10. Additional, gpA.grovisiona. This Section 10 shall bo in effect at anytime thatthe partnership is a licBttsocl small business invcsbtarRt oompa&y undct the BBIC Act.
     (a) The SBA shall be deemed an express third party ‘beneficjary of the provisions of this Certificate of Domestic Limited Partnership to the extent Df the rights of the SBa hereundcr and under the Act, and the SBA shall bo entitled to enforce such provisions for its benefit
     (b) The partnership is subject to the examination and reporting requircmenta under Section 3iO(b> of tfco Small Business lawstrasnt Act of 1958, as amended, and to the restrictions and obligations imposed under I3C.F.R. §107.160 and 13 CPJS.. §107.400 through §107.475 as in effect from time totirne.
     11. gpfectmsDatc. Thjp Certificate of Domestic LumtedParmersbip shaD become effective on August 15,2002.
     12. Affirmation. The following signature of the only general partner constitutes an affirmation under the penalty Of perjury tti** the feots hernia are true.

TRIANGLE MEZZANINE LLC, General Partner
By:	/s/ Garland S. Tucker, III
Garland S. Tucker, III
Manager

August 14, 2002